Date:	November 20, 2008
For Release:	Immediate
Contact:	Investor Contact:
	Gary J. Morgan,	Joseph Hassett, VP
	Senior Vice President of Finance, CFO	Gregory FCA Communications
	215-723-6751, gmorgan@met-pro.com	610-228-2110

Met-Pro Corporation Announces Third Quarter Financial Results

Harleysville, PA, November 20, 2008 – Raymond J. De Hont, Chairman and Chief Executive Officer of Met-Pro Corporation (NYSE: MPR), today announced the Company’s financial results for the third quarter ended October 31, 2008.

Net sales for the third quarter ended October 31, 2008 were $28.0 million compared with record high net sales of $30.1 million for the third quarter last year, which benefitted from $4.4 million of net sales associated with the largest order in the Company’s history. Net income in the third quarter totaled $3.0 million compared with net income of $3.1 million for the same quarter last year. For the third quarter, the Company reported earnings of $0.20 per fully diluted share which was equivalent to the fully diluted per share earnings for the third quarter of last year.

Met-Pro’s bookings of new orders for the third quarter were the highest of any quarter in the Company’s history, totaling $29.1 million compared with $23.5 million for the same quarter last year, an increase of 23%.

“Global demand for Met-Pro’s products remained strong as evidenced by our record third quarter booking performance,” said De Hont.  “Our performance demonstrates our ability to deliver solid results while adjusting to difficult economic realities.  It is representative of the widening global recognition of the various Met-Pro brands and our ability to respond to the rising worldwide demand for a cleaner environment, lower energy consumption, and improved process performance.  The Company remains financially strong and is continuing to make progress on its operating efficiency initiatives while still investing in its business.  While we remain cautious about the global economic environment, we believe the diversity of our products and end markets, together with our growing international brand recognition and improving operating efficiencies, leave us well positioned for the future.”

Net sales for the nine months ended October 31, 2008 were a record $78.8 million compared with $77.6 million for the same period last year, which benefitted from $7.4 million of net sales associated with the largest order in the Company’s history. Net income for the nine months ended October 31, 2008 totaled $7.6 million compared with $8.7 million for the same period last year, which included a $2.2 million gain from a property sale. Excluding the gain from the prior year’s property sale, net income for the nine months ended October 31, 2008 was up 18% from a year ago and was the highest first nine months net income in the Company’s history. For the nine months ended October 31, 2008, earnings were $0.50 per fully diluted share compared with earnings of $0.57 per fully diluted share for the same period last year, which included the gain from the property sale. Excluding the gain from the prior year’s property sale, earnings per fully diluted share for the nine months ended October 31, 2008 were up 19% from the comparable period last year, and were the highest first nine month earnings per fully diluted share in the Company’s history.

Met-Pro’s bookings of new orders for the nine months ended October 31, 2008 were the highest for any first nine months in the Company’s history, totaling $82.8 million compared with $72.2 million for the same period last year, an increase of 15%.

At their November 3, 2008 meeting, the Board of Directors authorized a 9.1% increase in the quarterly dividend.  The new quarterly dividend of $0.06 per share will be payable December 10, 2008 to shareholders of record at the close of business on November 26, 2008. This is the thirty-fourth consecutive year the Company has paid either a cash or stock dividend.

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Met-Pro Corporation/Page 2

Mr. De Hont and Gary J. Morgan, Senior Vice President of Finance and Chief Financial Officer, will hold a conference call for investors today, November 20, 2008, at 11:00 AM (Eastern). Met-Pro’s earnings release and the accompanying financial supplement, which includes significant financial information to be discussed during the conference call, will be available on Met-Pro’s Investor Relations website at www.met-pro.com/html/invrel.htm.

Interested persons who wish to hear the live webcast should go to the Met-Pro Corporation website prior to the starting time to register, download and install any necessary audio software.

You may also participate by calling the US/Canada Dial-In # 877-818-7738 or the International Dial-In # 706-643-9333 (conference ID 73088899) at 10:55 AM (Eastern) on today. A taped replay of the conference call will be available within two hours of the conclusion of the call and until December 4, 2008. To access the taped replay, call the US/Canada Dial-In # 800-642-1687 or the International Dial-In # 706-645-9291 and enter conference ID 73088899.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included at the end of this press release is a reconciliation of these non-GAAP financial measures with their most directly comparable financial measures calculated in accordance with generally accepted accounting principles as well as certain Regulation G disclosures.

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, was recently recognized, for the third consecutive year, as one of America’s “200 Best Small Companies” by Forbes magazine. The Company was also named earlier this year as one of the world’s “Top Small to Midsize Manufacturers” by Start-It magazine for the second year in a row. Through its business units, in the United States, Canada, Europe and The People's Republic of China, a wide range of products and services are offered for industrial, commercial, municipal and residential markets worldwide. These include product recovery and pollution control technologies for purification of air and liquids; fluid handling technologies for corrosive, abrasive and high temperature liquids; Mefiag filtration technologies for harsh, corrosive liquid filtration applications; and filtration and purification technologies which include proprietary water treatment chemicals and filter products for air and liquid filtration. For more information, please visit www.met-pro.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this news release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company), contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR.

To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s website at www.met-pro.com.

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Met-Pro Corporation/Page 3

Met-Pro Corporation
Consolidated Statement of Operations
(unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2008	2007	2008	2007
Net sales	$27,979,483	$30,140,427	$78,781,675	$77,616,267
Cost of goods sold (1)	17,734,396	19,971,169	51,311,316	51,353,454
Gross profit	10,245,087	10,169,258	27,470,359	26,262,813

Operating expenses (income)
Selling (1)	3,139,258	2,750,032	8,111,853	8,616,248
General and administrative	2,949,983	2,966,465	8,501,240	8,373,726
Gain on sale of building	–	–	–	(3,513,940)
Income from operations	4,155,846	4,452,761	10,857,266	12,786,779

Interest expense	(51,182)	(69,696)	(179,948)	(240,394)
Other income, net	77,838	228,738	376,768	745,131
Income before taxes	4,182,502	4,611,803	11,054,086	13,291,516

Provision for taxes	1,171,136	1,544,951	3,414,114	4,575,645

Net income	$3,011,366	$3,066,852	$7,639,972	$8,715,871

Basic earnings per share	$.20	$.20	$.51	$.58
Diluted earnings per share	$.20	$.20	$.50	$.57

Average common shares outstanding:
Basic shares	15,042,572	14,983,501	15,013,042	14,989,673
Diluted shares	15,402,764	15,312,924	15,359,048	15,324,527

(1)
The Company has reclassified freight out, and representative and distributor commissions from a deduction of gross sales to the cost of goods sold and selling expense categories, respectively, for the three and nine-month periods ended October 31, 2007. For the three-month periods ended October 31, 2008 and 2007, freight out was $285,166 and $473,299, respectively, and representative and distributor commissions was $937,072 and $624,478, respectively. For the nine-month periods ended October 31, 2008 and 2007, freight out was $993,661 and $708,157, respectively, and representative and distributor commissions was $1,642,943 and $1,900,916, respectively.

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Met-Pro Corporation/Page 4

Met-Pro Corporation
Consolidated Balance Sheet
(unaudited)

	October 31,	January 31,
	2008	2008
Assets
Current assets
Cash and cash equivalents	$18,832,373	$21,906,877
Marketable securities	10,934	20,369
Accounts receivable, net of allowance for doubtful
accounts of approximately $179,000 and
$152,000, respectively	23,116,751	23,013,988
Inventories	21,137,829	21,258,227
Prepaid expenses, deposits and other current assets	1,250,154	1,895,679
Total current assets	64,348,041	68,095,140

Property, plant and equipment, net	19,632,455	20,233,827
Costs in excess of net assets of business acquired, net	20,798,913	20,798,913
Other assets	417,385	283,023
Total assets	$105,196,794	$109,410,903

Liabilities and shareholders’ equity
Current liabilities
Current portion of long-term debt	$1,043,602	$2,028,482
Accounts payable	5,966,525	7,512,874
Accrued salaries, wages and expenses	6,202,803	6,023,857
Dividend payable	–	827,147
Customers’ advances	343,661	260,698
Deferred income taxes	200,517	197,743
Total current liabilities	13,757,108	16,850,801

Long-term debt	3,612,817	4,075,682
Other non-current liabilities	1,676,503	2,109,250
Deferred income taxes	3,150,367	3,132,002
Total liabilities	22,196,795	26,167,735

Shareholders’ equity
Common shares, $.10 par value; 36,000,000 shares
authorized, 15,928,679 and 15,928,810 shares issued,
respectively, of which 1,328,570 and 889,780 shares were
reacquired and held in treasury at the respective dates	1,592,868	1,592,881
Additional paid-in capital	2,268,590	1,897,655
Retained earnings	89,258,229	83,267,096
Accumulated other comprehensive income	563,907	1,340,427
Treasury shares, at cost	(10,683,595)	(4,854,891)
Total shareholders’ equity	82,999,999	83,243,168
Total liabilities and shareholders’ equity	$105,196,794	$109,410,903

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Met-Pro Corporation/Page 5

Met-Pro Corporation
Consolidated Business Segment Data
(unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2008	2007	2008	2007
Net sales
Product Recovery/Pollution Control Technologies (1)	$13,863,654	$17,154,433	$37,554,600	$39,976,169
Fluid Handling Technologies (1)	8,213,799	7,243,918	23,070,719	20,755,110
Mefiag Filtration Technologies (1) (2)	2,809,550	2,843,841	9,114,722	8,511,626
Filtration/Purification Technologies (1) (2)	3,092,480	2,898,235	9,041,634	8,373,362
	$27,979,483	$30,140,427	$78,781,675	$77,616,267

Income from operations
Product Recovery/Pollution Control Technologies	$1,853,682	$2,434,662	$4,444,955	$3,890,814
Fluid Handling Technologies	1,785,470	1,592,550	5,022,442	4,325,164
Mefiag Filtration Technologies (2)	188,082	148,234	525,984	462,657
Filtration/Purification Technologies (2)	328,612	277,315	863,885	594,204
	4,155,846	4,452,761	10,857,266	9,272,839
Gain on sale of building	–	–	–	3,513,940
	$4,155,846	$4,452,761	$10,857,266	$12,786,779

			October 31,	January 31,
			2008	2008
Identifiable Assets
Product Recovery/Pollution Control Technologies			$42,295,920	$40,509,227
Fluid Handling Technologies			22,789,217	22,401,768
Mefiag Filtration Technologies (2)			11,952,837	12,810,694
Filtration/Purification Technologies (2)			9,460,161	8,877,725
			86,498,135	84,599,414
Corporate			18,698,659	24,811,489
			$105,196,794	$109,410,903

(1)
The Company has reclassified freight out, and representative and distributor commissions from a deduction of gross sales to the cost of goods sold and selling expense categories for the three and nine-month periods ended October 31, 2007.

(2)
On a quarterly basis, the Company analyzes the segmentation aggregation criteria as outlined in SFAS No. 131. As of the first three quarters of the fiscal year ending January 31, 2009, the Mefiag operating segment previously included in the aggregated Filtration/Purification Technologies segment, met the quantitative threshold of reported revenue of 10% or more of the totaled consolidated revenue of the Company. As a result, SFAS No. 131 requires the Mefiag operating segment to be listed as a reportable segment and therefore separately disclosed. This change in segment reporting results in the Company identifying three reportable segments, Product Recovery/Pollution Control Technologies, Fluid Handling Technologies and Mefiag Filtration Technologies, and one other segment, Filtration/Purification Technologies, as presented above.

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Met-Pro Corporation/Page 6

Met-Pro Corporation
Consolidated Statement of Cash Flows
(unaudited)

	Nine Months Ended October 31,
	2008	2007
Increase (Decrease) in Cash and Cash Equivalents

Cash flows from operating activities
Net income	$7,639,972	$8,715,871
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,441,242	1,284,648
Deferred income taxes	1,147	904,000
(Gain) on sale of property and equipment, net	(18,174)	(3,540,578)
Stock-based compensation	324,153	382,581
Allowance for doubtful accounts	26,580	37,874
(Increase) decrease in operating assets:
Accounts receivable	(590,531)	1,444,988
Inventories	(167,617)	(2,544,845)
Prepaid expenses, deposits and other current assets	614,565	(258,213)
Other assets	(153,480)	(6,776)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	(988,259)	244,597
Customers’ advances	86,744	(391,030)
Other non-current liabilities	(432,747)	16,960

Net cash provided by operating activities	7,783,595	6,290,077

Cash flows from investing activities
Proceeds from sale of property and equipment	20,785	4,377,115
Acquisitions of property and equipment	(1,368,841)	(4,200,072)

Net cash provided by (used in) investing activities	(1,348,056)	177,043

Cash flows from financing activities
Reduction of debt	(1,272,597)	(1,119,526)
Exercise of stock options	1,912,398	1,081,835
Payment of dividends	(2,483,956)	(2,274,700)
Purchase of treasury shares	(7,694,333)	(630,515)

Net cash (used in) financing activities	(9,538,488)	(2,942,906)
Effect of exchange rate changes on cash	28,445	(75,711)

Net increase (decrease) in cash and cash equivalents	(3,074,504)	3,448,503

Cash and cash equivalents at February 1	21,906,877	17,322,194

Cash and cash equivalents at October 31	$18,832,373	$20,770,697

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Met-Pro Corporation/Page 7

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

This news release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated in accordance with generally accepted accounting principles in the United States ("GAAP") follows. Although Met-Pro Corporation believes that these non-GAAP financial measures provide useful information to investors about its financial condition and results of operations, this information should be considered supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Management's statements regarding the reasons why it believes the presentation of the non-GAAP financial information in this news release provides useful information to its investors, and any other material purposes for which management uses this non-GAAP financial information, are set forth in Met-Pro’s Current Report on Form 8-K to which this news release is attached as an exhibit.

The following table reconciles income before tax, net income, and basic and diluted earnings per share, excluding the gain on the sale of property previously associated with the Company’s Sethco business unit in Hauppauge, New York, as well as income before tax, net income, and basic and diluted earnings per share calculated in accordance with generally accepted accounting principles, for the three and nine month periods ended October 31, 2008 and 2007:

Met-Pro Corporation
Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure
 (unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2008	2007	2008	2007

Income before tax as reported	$4,182,502	$4,611,803	$11,054,086	$13,291,516
Less: Gain on sale of building	–	–	–	(3,513,940)
Adjusted income before tax	$4,182,502	$4,611,803	$11,054,086	$9,777,576

Net income as reported	$3,011,316	$3,066,852	$7,639,972	$8,715,851
Less: Gain on sale of building, net of tax	–	–	–	(2,213,782)
Adjusted net income	$3,011,316	$3,066,852	$7,639,972	$6,502,069

Basic earnings per share as reported	$.20	$.20	$.51	$.58
Adjusted basic earnings per share	$.20	$.20	$.51	$.43

Diluted earnings per share as reported	$.20	$.20	$.50	$.57
Adjusted diluted earnings per share	$.20	$.20	$.50	$.42

Average common shares outstanding:
Basic shares	15,042,572	14,983,501	15,013,042	14,989,673
Diluted shares	15,402,764	15,312,924	15,359,048	15,324,527

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